EXHIBIT 99.1

     Matria Healthcare Exceeds Expectations with Record Earnings for Third Quarter;
Company Reports Earnings Per Share of $0.39 From Continuing Operations

    MARIETTA, Ga.--(BUSINESS WIRE)--Oct. 19, 2004--Matria Healthcare, Inc. (NASDAQ/NM:MATR) today announced financial results for the third quarter and nine months ended September 30, 2004.
    Revenues for the third quarter of 2004 increased 20% to $76.0 million compared with $63.1 million in the third quarter of 2003. Earnings from continuing operations for the third quarter of 2004 were $4.2 million, or $0.39 per diluted common share, compared with $1.7 million, or $0.16 per diluted common share, in the 2003 third quarter.
    The costs included in third quarter 2004 discontinued operations relate to the collection of accounts receivable retained by the Company in connection with its divested Pharmacy and Supplies business. These costs will diminish as accounts receivable balances decline. The third quarter 2004 loss from discontinued operations was $917,000, or $0.09 per diluted common share, compared with earnings of $707,000, or $0.07 per diluted common share, in the third quarter of 2003. Including the loss from discontinued operations with earnings from continuing operations, third quarter of 2004 net earnings were $3.3 million, or $0.30 per diluted common share, compared with net earnings of $2.4 million, or $0.23 per diluted common share, in the third quarter of 2003.
    Third quarter of 2004 revenues for the Company's Health Enhancement segment increased by 34% to $52.6 million compared with $39.3 million in the third quarter of 2003. The Health Enhancement segment is comprised of the Company's disease management business, its foreign diabetes service operation and Facet Technologies, the Company's diabetes product design, development and assembly operation. Revenues for the disease management component increased 107% to $14.6 million in the third quarter of 2004 compared with $7.0 million in the third quarter of 2003. Third quarter 2004 revenues for the foreign diabetes business increased 19% to $15.8 million compared with $13.3 million in third quarter 2003, and Facet Technologies' revenues in the third quarter of 2004 increased 17% to $22.2 million compared with $19.0 million in the prior year's third quarter.
    Third quarter of 2004 revenues for the Women's and Children's Health segment were $23.4 million compared with revenues of $23.8 million in the third quarter of 2003. This business segment is comprised of the Company's obstetrical home care clinical services and maternity disease management services.
    The nine month results for the period ended September 30, 2004, include the effects of certain unusual items incurred by the Company in the second quarter of 2004. These unusual items include a gain of $56.1 million, or $32.8 million, net of taxes, resulting from the sale of the Pharmacy and Supplies business that was reflected in earnings from discontinued operations. The unusual items reflected in continuing operations for this nine month period are a loss of $22.9 million, or $14.1 million, net of taxes, resulting from the retirement of $120 million in aggregate principal amount of the Company's 11% Senior Notes; $600,000, or $371,000, net of taxes, of additional interest expense that was incurred due to the timing of the use of the funds raised from the sale of the Company's 4.875% Convertible Senior Subordinated Notes due 2024 to retire the 11% Senior Notes; and a restructuring charge of $265,000, or $165,000, net of taxes.
    For the nine month period ended September 30, 2004, revenues increased 16% to $215.2 million compared with $185.1 million in the same period of 2003. Excluding the unusual items described above, earnings from continuing operations for the nine month period ended September 30, 2004, were $7.3 million, or $0.68 per diluted common share, compared with $3.7 million, or $0.36 per diluted common share, in the similar 2003 period. In addition, for the first six months of 2004, the Company earned $0.09 per share from its divested Pharmacy and Supplies business, which is reflected in discontinued operations. Excluding these unusual items, earnings from discontinued operations for the nine months ended September 30, 2004, were $70,000, or $0.01 per diluted common share, compared with $1.5 million, or $0.15 per diluted common share, in the prior year's period. Excluding these unusual items, net earnings for the nine months ended September 30, 2004, were $7.4 million, or $0.69 per diluted common share, compared with $5.2 million, or $0.51 per diluted common share, for the same period in 2003.
    Including these unusual items, for the nine month period ended September 30, 2004, net earnings were $25.5 million, or $2.48 per diluted common share, loss from continuing operations was $7.4 million, or $0.72 per diluted common share, and earnings from discontinued operations were $32.9 million, or $3.20 per diluted common share.
    Parker H. Petit, Chairman and Chief Executive Officer, stated, "We are very pleased with our progress this year. Our third quarter operating earnings showed a 38% increase over the third quarter of last year. Disease management continues to win new business, particularly from the Fortune 1000 employer market, Facet Technologies is achieving its expectations for revenues and earnings growth and our foreign diabetes services operation in Germany continues to generate steady growth, capitalizing on the increasing demand for diabetes products and services within the German healthcare system.
    "Additionally, Women's and Children's Health had a good quarter and has developed some promising opportunities from a number of state Medicaid programs," Petit continued. "With the dramatic rise in Medicaid births in relation to commercial births and the disproportionately high incidence of preterm births in the Medicaid population, this market sector presents a significant opportunity for our Women's and Children's Health business. To further advance this strategy, we have recently added Stan Watson, a long-standing member of the Georgia House of Representatives and former Matria manager, to our staff as our new Director of Government Affairs."
    Petit concluded, "We also continue to make excellent progress in the improvement of our balance sheet and our liquidity, ending the quarter with cash and cash equivalents of $28.4 million. We are on target to meet our interest expense savings estimate resulting from our second quarter refinancing. For the third quarter 2004, interest expense was down $2.1 million compared with the same quarter in 2003, which annualizes to an $8.3 million reduction from our prior interest expense run rate."
    The Company expects fourth quarter revenues to be between $74 million and $78 million and earnings per diluted share from continuing operations to be in the range of $0.34 to $0.36. The Company's earnings per share guidance does not take into account the dilution from the Company's Convertible Senior Subordinated Notes. Last week, the FASB issued new regulations regarding the treatment of contingently convertible debt instruments. As a result, the FASB will now require inclusion of these shares in earnings per share computations effective for reporting periods ending after December 15, 2004. This will result in an approximate $0.02 dilution for fourth quarter 2004 earnings per diluted share. The Company is considering a modification to the Notes, which may have the result of reducing the dilutive impact of the new regulations.
    Matria also reported that the current covered lives included in its disease management programs were 23.5 million at September 30, 2004. At the end of 2003, the Company reported 14.2 million covered lives, and at the end of 2002, the Company had 7.2 million covered lives in its disease management programs.
    A listen-only simulcast and replay of Matria Healthcare's third quarter conference call will be available on-line at the Company's website at www.matria.com or at www.fulldisclosure.com on October 20, 2004, beginning at 10:30 a.m. Eastern time.
    Matria Healthcare is a leading provider of comprehensive disease management programs to health plans and employers. Matria manages the following major chronic diseases and episodic conditions - diabetes, cardiovascular diseases, respiratory diseases, high-risk obstetrics, cancer, chronic pain and depression. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on-line at www.matria.com.
    This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the fourth quarter of 2004, the continued growth of the Company's disease management business, the ability of the Company to capitalize on strategic opportunities in the disease management market, the ability of the Company to gain business from the Medicaid sector of the Women's and Children's Health market, the effect of a modification of the Company's Convertible Senior Subordinated Notes on the dilution resulting from new FASB regulations and the continued impact of the Company's interest expense savings. These statements are based on current information and beliefs and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for the fourth quarter 2004, the possibility that continued demand for the Company's disease management-related programs will diminish or not continue to grow, failure of the Company's disease management business to generate growth in revenues and earnings, failure to capitalize on strategic opportunities in the disease management market, failure to reduce the dilution resulting from the new FASB regulations, failure of interest expense savings to continue at its current level, failure of the Company's Medicaid strategy to generate growth for the Women's and Children's Health business, failure to achieve the revenue expectations for the Company's newly awarded business, delays or problems in implementation or management of new disease management contracts, failure to expand relationships with pharmaceutical companies or to generate revenues from any such alliances, failure of the expansion strategy in the Women's and Children's Health business to generate growth for that business, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business, the Company's inability to grow profitably through acquisitions and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2003. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.


                        MATRIA HEALTHCARE, INC.
       UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
                                 2004      2003      2004      2003
                               --------  --------  --------  --------

Revenues                        $75,995   $63,069  $215,171  $185,148

Cost of revenues                 43,152    36,604   124,334   108,710
Selling and
 administrative expenses         23,951    19,508    69,569    56,669
Provision for
 doubtful accounts                  910     1,133     1,688     3,679
Amortization of
 intangible assets                   50        75       150       225
                               --------  --------  --------  --------
 Operating earnings from
  continuing operations           7,932     5,749    19,430    15,865
Interest expense, net            (1,261)   (3,347)   (8,693)  (10,449)
Other income, net                   111       321       225       786
Loss on retirement
 of senior notes                   --        --     (22,886)     --
                               --------  --------  --------  --------
 Earnings (loss) from
  continuing operations
  before income taxes             6,782     2,723   (11,924)    6,202
Income tax benefit (expense)     (2,572)   (1,054)    4,555    (2,462)
                               --------  --------  --------  --------
 Earnings (loss) from
  continuing operations           4,210     1,669    (7,369)    3,740

Discontinued Operations:
 Earnings (loss) from
  discontinued operations,
  net of tax                       (917)      707        70     1,500
 Gain on disposal of
  discontinued operations,
  net of tax                       --        --      32,799      --
                               --------  --------  --------  --------
     Earnings (loss) from
      discontinued operations      (917)      707    32,869     1,500
                               --------  --------  --------  --------

Net earnings                     $3,293    $2,376   $25,500    $5,240
                               ========  ========  ========  ========

Net earnings (loss)
 per common share:
  Basic:
   Continuing operations          $0.41     $0.16    $(0.72)    $0.37
   Discontinued operations        (0.09)     0.07      3.20      0.15
                               --------  --------  --------  --------
                                  $0.32     $0.23     $2.48     $0.52
                               ========  ========  ========  ========
 Diluted:
  Continuing operations           $0.39     $0.16    $(0.72)    $0.36
  Discontinued operations         (0.09)     0.07      3.20      0.15
                               --------  --------  --------  --------
                                  $0.30     $0.23     $2.48     $0.51
                               ========  ========  ========  ========

Weighted average
 shares outstanding:
  Basic                          10,356    10,158    10,297    10,118
  Diluted                        10,846    10,507    10,297    10,301


                        MATRIA HEALTHCARE, INC.
            UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                        (Amounts in thousands)

                                                   Sept. 30, Dec. 31,
                                                     2004      2003
                                                   --------  --------

                                ASSETS

Current assets:
 Cash, cash equivalents
  and short-term investments                        $28,430    $9,008
 Trade accounts receivable, net                      48,391    37,274
 Inventories                                         23,008    22,261
 Other receivables                                   13,790    28,888
 Net assets of discontinued operations sold            --      37,559
 Prepaid expenses and other current assets           10,911    10,290
                                                   --------  --------
  Total current assets                              124,530   145,280

Property and equipment, net                          20,682    19,228
Intangible assets, net                              134,610   134,315
Deferred income taxes                                12,671    26,524
Other assets                                          5,699     8,135
                                                   --------  --------
                                                   $298,192  $333,482
                                                   ========  ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current installments of long-term debt
  and obligations under capital leases               $1,488      $803
 Accounts payable, principally trade                 26,869    40,977
 Other accrued liabilities                           25,170    41,339
                                                   --------  --------
  Total current liabilities                          53,527    83,119

Long-term debt and obligations under capital
 leases, excluding current installments              85,725   121,005
Other long-term liabilities                           6,454     5,811
                                                   --------  --------
 Total liabilities                                  145,706   209,935

Shareholders' equity                                152,486   123,547
                                                   --------  --------
                                                   $298,192  $333,482
                                                   ========  ========


                        MATRIA HEALTHCARE, INC.
 RECONCILIATION OF NET EARNINGS TO EARNINGS FROM CONTINUING OPERATIONS
                        EXCLUDING UNUSUAL ITEMS
           (Amounts in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
                                 2004      2003      2004       2003
                               --------  --------  --------  --------

Net earnings                     $3,293    $2,376   $25,500    $5,240

Less gain on disposal of
 discontinued operations,
 net of tax                        --        --     (32,799)     --
Add loss on retirement of
 senior notes, net of tax          --        --      14,144      --
Add additional interest due
 to timing of retirement of
 senior notes, net of tax          --        --         371      --
Add restructuring charges,
 net of tax                        --        --         165      --
                               --------  --------  --------  --------
Net earnings, excluding
 unusual items                    3,293     2,376     7,381     5,240
Less earnings (loss) from
 discontinued operations           (917)      707        70     1,500
                               --------  --------  --------  --------
Earnings from continuing
 operations, excluding
  unusual items                  $4,210    $1,669    $7,311    $3,740
                               ========  ========  ========  ========

Net earnings (loss) per common
 share, as reported:
  Basic:
   Continuing Operations          $0.41     $0.16    $(0.72)    $0.37
   Discontinued Operations        (0.09)     0.07      3.20      0.15
                               --------  --------  --------  --------
                                  $0.32     $0.23     $2.48     $0.52
                               ========  ========  ========  ========
  Diluted:
   Continuing Operations          $0.39     $0.16    $(0.72)    $0.36
   Discontinued Operations        (0.09)     0.07      3.20      0.15
                               --------  --------  --------  --------
                                  $0.30     $0.23     $2.48     $0.51
                               ========  ========  ========  ========

Net earnings (loss) per common
 share, excluding unusual items:
  Basic:
   Continuing Operations          $0.41     $0.16     $0.71     $0.37
   Discontinued Operations        (0.09)     0.07      0.01      0.15
                               --------  --------  --------  --------
                                  $0.32     $0.23     $0.72     $0.52
                               ========  ========  ========  ========
  Diluted:
   Continuing Operations          $0.39     $0.16     $0.68     $0.36
   Discontinued Operations        (0.09)     0.07      0.01      0.15
                               --------  --------  --------  --------
                                  $0.30     $0.23     $0.69     $0.51
                               ========  ========  ========  ========

Shares used in calculating net
 earnings (loss) per share,
 excluding unusual items:
   Weighted average shares
    outstanding, basic           10,356    10,158    10,297    10,118
   Shares issuable from
    assumed exercise of options     490       349       456       183
                               --------  --------  --------  --------
   Weighted average shares
    outstanding, diluted         10,846    10,507    10,753    10,301
                               ========  ========  ========  ========

    CONTACT: Matria Healthcare Inc., Marietta
             Stephen M. Mengert, 770-767-4500